Exhibit 99.1

Press Release

Allarity Therapeutics Announces Reverse Stock Split of

Common Stock

- Common Stock Will Begin Trading on a Post-Split Adjusted Basis on
June 29, 2023

BOSTON, MA (June 28, 2023) – Allarity Therapeutics, Inc. (NASDAQ: ALLR) (“Allarity” or the “Company”), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care, today announced that it intends to effect a reverse stock split of its common stock at a ratio of 1 post-split share for every 40 pre-split shares. The reverse stock split will become effective at 4:05 p.m., New York time, on June 28, 2023 (the “Effective Time”). Allarity’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “ALLR” and will begin trading on a post-split adjusted basis when the market opens on Thursday, June 29, 2023. The CUSIP number for Allarity’s common stock following the reverse stock split will be 016744302.

At a special meeting of stockholders held on June 23, 2023 (the “Special Meeting”), Allarity’s stockholders approved a proposal to amend its Certificate of Incorporation, as amended, at the discretion of Allarity’s Board of Directors (the “Board”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Allarity’s issued and outstanding common stock, par value $0.0001 per share, at a ratio between 1-for-15 and 1-for-50 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board, subject to the consent of the holder of Series A Preferred Stock and included in a public announcement. Upon stockholder approval, the Board determined a ratio of 1-for 40 for the reverse stock split.

The reverse stock split is primarily intended to increase the Company’s per share trading price and bring the Company into compliance with Nasdaq’s listing requirement regarding minimum share price, as well as to support the Company’s efforts to raise additional capital.

As a result of the reverse stock split, at the Effective Time, every 40 shares of Allarity’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-40 reverse stock split.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Allarity’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the nearest whole number of shares. The reverse stock split will reduce the number of shares of Allarity’s common stock outstanding from 20,142,633 shares to approximately 503,565 shares. Proportional adjustments will be made to the number of shares of Allarity’s common stock issuable upon exercise or conversion of Allarity’s equity awards and warrants, as well as the applicable exercise price.

Stockholders whose shares are held in brokerage accounts should direct any questions concerning the reverse stock split to their broker. All stockholders of record may direct questions to Allarity’s transfer agent, Computershare Trust Company, N.A. at (866) 641-4276.

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses a drug-specific DRP® companion diagnostic to select those patients who, by the genetic signature of their cancer, are found to have a high likelihood of responding to a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high DRP® score, Allarity believes that the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive versus resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has demonstrated its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anticancer drugs, has been extensively published in peer reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a clinical-stage pipeline of three drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer, and in Phase 1 development for advanced solid tumors in a combination treatment with dovitinib, a pan-tyrosine kinase inhibitor (pan-TKI) that has previously been developed through Phase 3 in renal cancer; and IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. and marketed by R-PHARM U.S. for the treatment of second-line metastatic breast cancer, currently in Phase 2 development in Europe for the same indication. Additionally, the Company has rights in two secondary assets: 2X-111, a liposomal formulation of doxorubicin for metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS; and LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP®, being developed via a partnership with CHOSA Oncology AB for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Twitter: https://twitter.com/allaritytx

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to the Company’s ability to regain compliance with the Nasdaq Listing Rule, statements relating to the reverse stock split and ability to raise capital, statements related to the expected availability capital to fund its anticipated clinical trials, statements related to advancing dovitinib in combination with another therapeutic candidate or other approved drug, any statements related to ongoing clinical trials for stenoparib as a monotherapy or in combination with another therapeutic candidate for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, and statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact Email:

investorrelations@allarity.com

U.S. Media Contact:

Mike Beyer

Sam Brown, Inc.

+1 (312) 961-2502

mikebeyer@sambrown.com

EU Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com